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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13203, 333-61705, 333-71814, 333-92973, and 333-98633) of Unify Corporation of our report dated June 3, 2004, with respect to the 2003 and 2004 consolidated financial statements of Unify Corporation included in the Annual Report (Form 10-K) for the year ended April 30, 2004.

/s/ Ernst & Young LLP

Sacramento, California
July 19, 2004

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm